Exhibit 99.1

       Biophan Technologies Announces Research and Development Partnership
                          with FDA to Study MRI Safety

      Collaboration to Help Establish Testing Guidelines and Standards for
               Evaluating the Safety of Implanted Medical Devices

ROCHESTER, N.Y. - May 2, 2006--Biophan Technologies, Inc. (OTCBB: BIPH; FWB:
BTN), a developer of next-generation medical technology, today announced that it has entered into a research partnership with the US Food and Drug Administration
(FDA) to help improve patient safety in Magnetic Resonance Imaging (MRI) environments.

Under a Cooperative Research and Development Agreement (CRADA), Biophan will collaborate with the FDA's Science and Engineering Laboratories in the Center for Devices and Radiological Health, to help develop guidelines and standards for assessing the safety of cardiac pacemaker and neurostimulation leads used in the MRI environment. The CRADA between Biophan and the FDA is part of the government's initiative to address these public safety concerns.

"Biophan is very gratified to be working with the FDA to research these areas and to help to extend the benefits of MRI to all those who need it," said Michael Weiner, CEO of Biophan Technologies. "The sad reality is that more than half of all recipients of pacemakers and other implanted devices today are estimated to be denied access to MRI post-implantation. This amounts to hundreds of thousands of people who are denied the benefits of MRI. Biophan believes that this is an untenable situation that must be, and can be, effectively remedied. The Company has a wide range of solutions for and has extensive scientific expertise in the issues involved."

The CRADA between Biophan and the FDA could lead to a variety of solutions for the healthcare industry, Mr. Weiner noted, including: a new generation of medical devices, manufactured to be fully MRI safe; enhancements to currently existing medical devices, to enable MRI safety; and either new or modified MRI technologies to enhance the safety of these imaging systems.

About Biophan Technologies
Biophan develops and markets cutting-edge technologies for the medical device industry that provide competitive advantages. The Company's founding goal was to make all biomedical devices capable of safely and successfully working with magnetic resonance imaging (MRI), problems which the Company has solved and begun to license to leading device manufacturers. The Company's mission has expanded to provide other technologies which will improve the delivery of healthcare. Biophan's technologies enable medical systems such as pacemakers, interventional surgical devices such as catheters and guidewires, and implants such as stents to be safely and/or effectively imaged under MRI. The Company is helping to commercialize the MYO-VAD(TM), a novel, MRI-compatible ventricular assist device which has significant potential to improve the treatment of many forms of acute and chronic heart disease. Other applications in development include drug delivery and power systems which derive energy from body heat. Committed to growth through innovation and developmental leadership, Biophan and its licensors now hold a total of 156 U.S. patents, licenses, or applications, plus international applications. This total includes 50 issued U.S. patents, 8 recently-allowed applications that will issue as patents in the near future, and 98 pending applications at various stages of examination at the U.S. Patent and Trademark Office. The patents cover areas including nanotechnology (nanomagnetic particle coatings), medical device designs, radio frequency filters, polymer composites, thermoelectric materials, and photonics. Biophan has joint development and licensing agreements with Boston Scientific Corporation (NYSE:
BSX - News) and NASA's Ames Center for Nanotechnology. Biophan is traded on the OTC market under the symbol BIPH, and is also listed on the Frankfurt Stock Exchange under the symbol BTN.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this press release may constitute forward-looking statements within the meaning of applicable securities laws. These statements reflect what Biophan anticipates, expects, or believes may happen in the future. Biophan's actual results could differ materially from the outcome or circumstance expressed or implied by such forward-looking statements as a result of a variety of factors including, but not limited to: Biophan's ability to develop its technologies; the approval of Biophan's patent applications; the successful implementation of Biophan's research and development programs; the ability of Biophan to demonstrate the effectiveness of its technology; the acceptance by the market of Biophan's technology and products incorporating such technology, the ability of Biophan to effectively negotiate and enter into contracts with medical device manufacturers for the licensing of Biophan's technology; competition; the ability of Biophan to raise capital to fund its operating and research and development activities until it generates revenues sufficient to do so; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in Biophan's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Biophan's periodic filings with the SEC which are incorporated herein by reference. The forward-looking statements contained herein are made only as of the date of this press release, and Biophan undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
Biophan Technologies, Inc.
Carolyn Hotchkiss, 585-214-2407
or
Press Interviews:
Jennifer Gould, 212-843-8037